For Immediate Release Contact:
Dennis Craven (Company) Chief Financial Officer (561) 227-1386	Jerry Daly or Carol McCune Daly Gray (Media) (703) 435-6293

Chatham Lodging Trust Delivers Strong Third Quarter Results
AFFO Exceeds Analyst Expectations

PALM BEACH, Fla., November 7, 2011—Chatham Lodging Trust (NYSE: CLDT), a hotel real estate investment trust (REIT) focused on investing in premium branded upscale extended-stay hotels and select-service hotels, today announced results for the third quarter ended September 30, 2011.

2011 Third Quarter Highlights and Operating Results

•	Reported a 5.4 percent increase in revenue per available room (RevPAR) to $107.76 for the company’s 18 owned hotels as of September 30, 2011 compared to the 2010 third quarter. Occupancy increased 4.9 percent to 84.4 percent and average daily rate (ADR) rose 0.4 percent to $127.64. RevPAR for the six recently renovated Homewood Suites hotels jumped 10.5 percent in the quarter.

•	Generated adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) of $8.1 million, compared to $2.3 million in the same 2010 quarter.

•	Reported adjusted funds from operations (AFFO) above expectations of $4.5 million, or $0.33 per diluted share, compared to $1.9 million, or $0.21 per diluted share in 2010.

•	Reported a net loss of $(1.0 million), or $(0.07) per diluted share, in the 2011 third quarter, compared to a net loss of $(0.3) million, or $(0.03) per diluted share, in the comparable period in 2010. The net loss is attributable to $2.1 million of acquisition costs related to the Innkeepers acquisitions.

•	Recorded gross operating profit (GOP) margins (hotel operating revenue less hotel operating expenses, before property taxes and insurance) of 46.7 percent for the company’s 18-hotel portfolio, up 190 basis points over the 2010 third quarter for the same hotels, regardless of who owned the hotel for the comparable period.

•	Completed the acquisition of five hotels, comprising 764 rooms, for $195 million, or $255,000 per room.

•	Following the end of the quarter, completed a $37 million investment in a joint venture with Cerberus Capital Management LP in which Chatham acquired a 10.3 percent interest in 64 hotels from Innkeepers USA Trust for $1.02 billion.

“The third quarter was about producing strong operating results, enhancing our investment portfolio with the acquisition of five high quality hotels in great markets around the country and achieving a critical mass that will support Chatham as a premier owner of premium branded upscale extended-stay and select service hotels,” said Jeffrey H. Fisher, Chatham’s chief executive officer and president. “Our hotels generated strong profit margins during the quarter. We are beginning to see much improved results in those hotels where we have invested significantly in major renovations and realized incremental operating profits through some unique value-enhancing strategies we have implemented across our portfolio.”

Funds from operations (FFO), Adjusted FFO (AFFO), EBITDA and Adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. See the discussion included in this press release for information regarding these non-GAAP financial measures.

Year-to-Date Results

•	RevPAR improved 1.9 percent to $100.38 from the comparable period in 2010 for the company’s 18 owned hotels, negatively impacted by the significant renovations that occurred year-to-date. Occupancy rose 0.7 percent to 79.5 percent, and ADR improved 1.2 percent to $126.35.

•	Net loss was $(2.9) million, or $(0.22) per diluted share, for 2011 year to date, versus a net loss of $(0.9) million, or $(0.17) per diluted share, for the comparable 2010 period. The net loss was caused by $3.6 million of acquisition costs primarily related to the Innkeepers acquisitions.

•	GOP margins remained strong at 44.4 percent in 2011, down 30 basis points from 44.7 percent in 2010 for the 18 hotels owned at September 30, 2011 due to the displacement caused by extensive renovations.

•	Adjusted EBITDA improved sharply to $15.1 million year-to-date, compared to $3.3 million for the same 2010 period.

•	Adjusted FFO advanced significantly to $9.3 million in 2011, compared to $2.7 million in 2010, and Adjusted FFO per diluted share outstanding was $0.71 in 2011 versus $0.29 in 2010.

Innkeepers Acquisitions

Chatham acquired five hotels from Innkeepers in the 2011 third quarter, comprising a total of 764 rooms, at an average cost of approximately $255,000 per room. The properties include:

Hotel	Location	Rooms
Residence Inn Anaheim	Garden Grove, CA	200
Residence Inn San Diego	Mission Valley, CA	192
Residence Inn Tysons Corner	Tysons Corner, VA	121
Doubletree Guest Suites Washington, D.C.	Washington, D.C.	105

Homewood Suites on the Riverwalk	San Antonio, TX	146

Total:		764

“These are five great hotels that command ADR and RevPAR premiums greater than 25 percent when compared to our initial 13 hotels, with third quarter ADR and RevPAR of $150 and $125, respectively,” Fisher noted. “This translated into a higher profit margin average as a result of the five hotels generating operating margins of approximately 53 percent during the third quarter of 2011, up 510 basis points over the 2010 third quarter.”

In a separate transaction following the close of the 2011 third quarter, Chatham acquired with affiliates of Cerberus Capital Management, L.P., 64 hotels aggregating 8,329 rooms for $1.02 billion from subsidiaries of Innkeepers USA Trust, including the assumption of $675 million of debt. Chatham’s investment of $37 million results in an approximate 10.3 percent interest in the joint venture.

“This was a complex transaction that had to be revalued due to changing market conditions,” Fisher said. “However, we believe it will be an outstanding long-term investment with Cerberus. We believe both of these transactions are truly transformative for Chatham, growing our hotel investments to over half a billion dollars. Our annual cash overhead now represents less than 1 percent of our assets, a goal we set forth at the time of our IPO and consistent with the management team’s prior leadership of other publicly held companies.”

Pittsburgh Acquisition Update

Following the close of the third quarter, Chatham terminated its previously announced acquisition of the Residence Inn Pittsburgh University Medical Center. In connection with the termination, Chatham forfeited a $600,000 deposit, which will be included in acquisition costs in the 2011 fourth quarter.

Property Upgrade Status

“To remain highly competitive, we intend to maintain our portfolio in top condition and we have spent $13.2 million to date on our portfolio,” said Dennis M. Craven, chief financial officer. “As we indicated on our last earnings call, we expected these investments to start delivering exceptional performance, and we are just beginning to experience that, as evidenced by third quarter RevPAR growth of 10.5 percent at the initial six renovated hotels. Our fourth quarter renovations are proceeding as planned and upon completion, 13 of our 18 hotels will have been renovated since the 2010 fourth quarter. Only two other hotels are slated for renovation beginning in the 2012 fourth quarter. We fully expect our portfolio to benefit strongly from a much better room product to sell, allowing us to take advantage of industry forecasts for continued improvement in lodging fundamentals and limited supply growth over the next few years.”

Capital Structure

At September 30, 2011, the company had debt outstanding of approximately $192.9 million at an average interest rate of 5.73% with a weighted average five-year maturity on its fixed rate debt. “We increased our leverage profile with very attractive long-term debt to take advantage of the unique opportunities afforded to us with the Innkeepers transactions and are now at the point where if we want to continue our growth strategy, we will need to fund that growth by recycling our capital through the sale of existing hotels and reinvesting those proceeds or by issuing equity at pricing that enhances Chatham’s net asset value,” Craven said. “Although we are at a leverage level higher than our long-term goal, we are confident that this portfolio will generate sufficient cash flow from operations to fund future capital improvements and dividends in 2012 and beyond.”

Dividend

On September 13, 2011, the company declared a common share dividend of $0.175 per share, paid on October 14, 2011 to shareholders of record on September 30, 2011. The company will continue to evaluate its dividend policy on a quarterly basis.

2011 Fourth Quarter Guidance

The company is providing initial guidance for the 2011 fourth quarter based on the later-than-expected closing of the joint venture and the termination of the Pittsburgh acquisition. Combined, these two items reduced fourth quarter adjusted FFO per share by $0.04. The company’s last guidance which was issued on June 30, 2011 anticipated closing the joint venture on July 31, 2011 and closing the Pittsburgh acquisition on October 1, 2011. The impact on full year 2011 adjusted FFO per share caused by the delayed closing of the joint venture was $0.05 per share and Pittsburgh was $0.02 per share. Key guidance points are below:

		Prior Full Year	Revised Full Year
	Q4 2011 Guidance	2011 Guidance	2011 Guidance
RevPAR	$95-$96	$97-$99	$98-$99

RevPAR growth	+5-6%	+3-5%	+3-4%

Adjusted EBITDA	$7.5-$7.9 million	$26-$27 million	$22.6-$23.0 million

Adjusted funds from operation (“FFO”)	$2.5-$2.9 million	$12.5-$13.5 million	$11.8-$12.2 million

Adjusted FFO per diluted share	$0.18-$0.21	$0.93 — $1.00	$0.89-$0.92

Hotel EBITDA margins	35-37%	36-37%	36-37%

Earnings Call

The company will hold its third quarter 2011 conference call tomorrow, November 8, 2011, at 10 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s Web site, www.chathamlodgingtrust.com, or www.streetevents.com, or may participate in the conference call by calling 1-877-941-6009, reference number 4479976. A recording of the call will be available by telephone until midnight on Tuesday, November 15, 2011, by dialing 1-800-406-7325, reference number 4479976. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised REIT that was organized to invest in upscale extended-stay hotels and premium-branded, select-service hotels. The company currently owns 18 hotels with an aggregate of 2,414 rooms/suites in 10 states and the District of Columbia and holds a minority investment in a joint venture that owns 64 hotels with 8,329 rooms/suites. Additional information about Chatham may be found at www.chathamlodgingtrust.com.

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, and (4) Adjusted EBITDA. These non-GAAP financial measures could be considered along with, but not as alternatives to, net income or loss, cash flows from operations or any other measures of the company’s operating performance prescribed by GAAP.

FFO As Defined by NAREIT and Adjusted FFO

The company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the performance of its underlying hotel properties. The company believes that these items are more representative of its asset base and its acquisition and disposition activities than its ongoing operations, and that by excluding the effects of the items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report FFO in accordance with the NAREIT definition.

The company further adjusts FFO for certain additional items that are not in NAREIT’s definition of FFO, including acquisition transaction costs and costs associated with the departure of the former CFO. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA and Adjusted EBITDA

The company calculates EBITDA as net income or loss excluding interest expense; provision for income taxes, including income taxes applicable to sale of assets; and depreciation and amortization. The company believes EBITDA is useful to investors in evaluating its operating performance because it helps investors compare the company’s operating performance between periods and between REITs that report similar measures by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The company further adjusts EBITDA for certain additional items, including acquisition transaction costs, non-cash share-based compensation and costs associated with the departure of the former CFO, which it believes are not indicative of the performance of its underlying hotel properties. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

Although the company presents FFO, Adjusted FFO, EBITDA and Adjusted EBITDA because it believes they are useful to investors in comparing the company’s operating performance between periods and between REITs, these measures have limitations as analytical tools. Some of these limitations are:

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect funds available to make cash distributions;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company’s debts;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its operating performance for a particular period using adjusted EBITDA;

•	Adjusted FFO and Adjusted EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and

•	other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA and Adjusted EBITDA differently than the company does, limiting their usefulness as a comparative measure.

The company’s reconciliation of FFO, Adjusted FFO, EBITDA and Adjusted EBITDA to net income (loss) attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a first-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company’s filings with the SEC. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of November 7, 2011, and the company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(In thousands, except share data)
	September 30,	December 31,
	2011	2010
	(unaudited)
Assets:
Investment in hotel properties, net......................................................	$402,631	$208,080
Cash and cash equivalents.................................	8,150	4,768
Restricted cash.....................	7,841	3,018
Hotel receivables (net of allowance for doubtful accounts
of approximately $6 and $15, respectively)................................................	2,144	891
Deferred costs, net.....................................................................	6,844	4,710
Prepaid expenses and other assets...................................................	2,152	735

Total assets.......................................................................	$429,762	$222,202

Liabilities and Equity:
Debt.....................................................................	$192,946	$50,133
Accounts payable and accrued expenses...................................................	8,893	5,248
Distributions payable.............................................................	2,464	1,657
Total liabilities...........................................................................	204,303	57,038

Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares
authorized and unissued at September 30, 2011 and December 31, 2010.........................	-	-
Common shares, $0.01 par value, 500,000,000 shares authorized; 13,820,854 and 13,819,939 shares issued and outstanding, respectively at September 30, 2011 and
and 9,208,750 shares issued and outstanding at December 31, 2010...................	137	91
Additional paid-in capital........................................	239,051	169,089
Accumulated deficit................................................	(14,606)	(4,441)
Total shareholders' equity.....................................	224,582	164,739

Noncontrolling Interests:
Noncontrolling Interest in Operating Partnership....	877	425
Total equity................................	225,459	165,164

Total liabilities and equity....................................................	$429,762	$222,202

CHATHAM LODGING TRUST
Consolidated Statements of Operations
(In thousands, except share and per share data)
	(unaudited)
	For the three months ended		For the nine months ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenue:
Room	$22,660	$8,147	$49,288	$12,691
Other operating	918	237	1,679	350

Total revenue	23,578	8,384	50,967	13,041

Expenses:
Hotel operating expenses:
Room	4,653	1,925	10,865	2,995
Other operating	8,185	3,002	18,215	4,597
Total hotel operating expenses	12,838	4,927	29,080	7,592
Depreciation and amortization	3,399	798	8,647	1,200
Property taxes and insurance	1,623	471	3,723	718
General and administrative	1,427	1,368	4,280	2,340
Hotel property acquisition costs	2,104	1,161	3,587	2,165
Total operating expenses	21,391	8,725	49,317	14,015

Operating income (loss)	2,187	(341)	1,650	(974)
Interest and other income	6	72	18	109
Interest expense, including amortization of deferred fees	(3,087)	(19)	(4,503)	(19)

Loss before income tax expense	(894)	(288)	(2,835)	(884)
Income tax expense	(61)	—	(75)	(46)
Net loss attributable to common shareholders	$(955)	$(288)	$(2,910)	$(930)

Loss per Common Share — Basic:
Net loss attributable to common shareholders	$(0.07)	$(0.03)	$(0.22)	$(0.17)

Loss per Common Share — Diluted:
Net loss attributable to common shareholders	$(0.07)	$(0.03)	$(0.22)	$(0.17)

Weighted average number of common shares outstanding:
Basic	13,766,297	9,125,000	13,115,439	5,448,663
Diluted	13,766,297	9,125,000	13,115,439	5,448,663

	CHATHAM LODGING TRUST
	FFO and EBITDA
(In thousands, except share and per share data)
	(unaudited)
	For the three months ended		For the nine months ended
	September 30,		September 30,
	2011	2010	2011	2010
Funds From Operations (“FFO”):
Net loss attributable to common shareholders	$(955)	$(288)	$(2,910)	$(930)
Depreciation	3,381	798	8,604	1,200

FFO	2,426	510	5,694	270
Hotel property acquisition costs	2,104	1,161	3,587	2,165
Other charges included in general and administrative expenses	—	270		270
Adjusted FFO	$4,530	$1,941	$9,281	$2,705

Weighted average number of common shares
Basic	13,766,297	9,125,000	13,115,439	5,448,663
Diluted	13,766,297	9,125,000	13,115,439	5,448,663
	For the three months ended		For the nine months ended
	September 30,		September 30,
	2011	2010	2011	2010

Earnings Before Interest, Taxes,
Depreciation and Amortization (“EBITDA”):
Net loss attributable to common shareholders	$(955)	$(288)	$(2,910)	$(930)
Interest expense	3,087	19	4,503	19
Income tax expense	61	—	75	46
Depreciation and amortization	3,399	798	8,647	1,200
EBITDA	5,592	529	10,315	335
Hotel property acquisition costs	2,104	1,161	3,587	2,165
Other charges included in general and administrative expenses	—	183	—	183
Share based compensation	393	406	1,178	630
Adjusted EBITDA	$8,089	$2,279	$15,080	$3,313